NOTE


$4,500,000.00                                        November 10, 1997


     FOR VALUE RECEIVED, AMCON DISTRIBUTING COMPANY, a Delaware corporation ("Maker"), hereby promises to pay to the order of LASALLE NATIONAL BANK, a national banking association ("Lender"), the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00), at the place and in the manner hereinafter provided, together with interest thereon at the rates described below. Interest shall accrue on the balance of the principal remaining from time to time under this Note during each calendar month (whether full or partial) prior to the Maturity Date (as hereinafter defined) at an annual rate (the "Loan Rate") set forth on the Rider to this Note attached hereto.

     1. LOAN RATE. The Loan Rate shall: (a) be computed on the basis of a year consisting of 360 days; and (b) be charged for the actual number of days within the period for which interest is being charged. Lender shall not be required to give Maker any notice of a change in the Loan Rate.

     2. PAYMENT SCHEDULE. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

          (a) Commencing on December 10, 1997 and on the 10th day of each month thereafter through and including the month in which the Maturity Date occurs (the "Payment Date"), a payment equal to the sum of $75,000.00 plus accrued interest at the Loan Rate for the period commencing on the last Payment Date and ending on the day prior to the then current Payment Date.

          (b) The unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon, shall be due and payable in full on November 10, 2002 (the "Maturity Date").

     All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Note, secondly, to all other sums then due Lender hereunder or under any of the Loan Documents, and the remainder, if any, to the unpaid principal balance of this Note. Any allocation of payments to interest and/or principal shall be made in such order and manner as Lender shall determine in the exercise of its sole and absolute discretion. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date of any subsequent monthly payment due hereunder or any payment due under any of the Loan Documents.

     3. PREPAYMENT. Maker may prepay all or any part of the principal balance of this Note as provided in Section 2.1 of the Rider to this Note.

     4. DEFAULT INTEREST. After maturity or the earlier acceleration of the indebtedness evidenced by this Note, or if said indebtedness has not been accelerated, during any period in which an Event of Default (as hereinafter defined) exists under this Note or any of the Loan Documents, Maker shall pay interest on the balance of principal remaining unpaid during any such period at an annual rate equal to the Loan Rate, plus six percent (6%). The interest accruing under this Section 4 shall be immediately due and payable by Maker to the holder of this Note and shall be additional indebtedness evidenced by this Note.

     5. LATE PAYMENTS. In the event any payment of interest or principal due hereunder or any other payment due under the Loan Documents is not made within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof, then, in addition to the payment of the amount so due, Maker shall pay to Lender a "late charge" of four cents ($.04) for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Such late charge shall be in addition to and not in lieu of fees and charges of any agents or attorneys which Lender is entitled to employ upon the occurrence of a default hereunder. Maker agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment is extremely difficult and impractical to ascertain, and that the amount of four cents ($.04) for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

     6. PAYMENT TERMS. All payments of principal and interest hereunder shall be paid in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint, and in the absence of such appointment, then at the offices of Lender, 135 South LaSalle Street, Chicago, Illinois 60603. Payment submitted in funds not available until collected shall continue to bear interest until collected. If any payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the then applicable interest rate during such extension.

     7. LOAN DOCUMENTS. Maker and Lender have entered into that certain Loan Agreement of even date herewith (the "Loan Agreement") setting forth certain terms and conditions under which Lender is willing to advance the principal sum evidenced hereby to Maker. This Note is the note referred to in the Loan Agreement as the "Note." This Note and any and all other liabilities, obligations and indebtedness of Maker to Lender arising under this Note and the Loan Documents, whether such liabilities, obligations or indebtedness are now existing or hereafter created, direct or indirect, absolute or contingent, joint or several, due or to become due, howsoever created, arising or evidenced, and howsoever acquired by Lender, are secured, inter alia, by (i) the Pledge Agreement of even date herewith made by Maker in favor of Lender, and (ii) the Guaranty of even date herewith made by William
F. Wright (the "Guarantor") in favor of Lender. The Loan Agreement, said security documents and all other documents and instruments securing this Note or delivered to induce Lender to disburse the proceeds evidenced hereby are hereinafter collectively referred to as the "Loan Documents". Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the collateral given thereunder, a statement of the rights, remedies and security afforded thereby, and all other matters therein contained.

     8. EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

          (a) the failure by Maker to pay when due any installment of principal or interest or any other amount due to Lender under this Note, the Loan Agreement or any of the other Loan Documents;

          (b) the occurrence of any one or more "Event of Default" under the Loan Agreement; or

          (c) the occurrence of any one or more "Event of Default" under any of the Loan Documents other than the Loan Agreement; or

          (d) the sale, assignment, mortgage, pledge or other disposition of all or any portion of the Collateral (defined herein as defined in the Loan Agreement) or the transfer of any interest in the Collateral.

     9. REMEDIES. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Loan Agreement and all of the other Loan Documents, and under law and in equity, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, the Collateral, the Guarantor, and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. Maker hereby expressly agrees that upon the occurrence of any Event of Default under this Note, the undersigned will pay to Lender, on demand, all costs of collection or enforcement of every kind, including (but not limited to) all attorneys' fees, court costs, and other costs and expenses of every kind incurred by Lender or the holder hereof in connection with the protection or realization of any or all of the security for this Note, whether or not any lawsuit is ever filed with respect thereto.

     10. WAIVERS. Maker and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally:
(i) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (ii) waive any and all notices in connection with the delivery and acceptance hereof and except to the extent expressly provided to the contrary herein, waive all other notices in connection with the performance, default or enforcement of the payment hereof or hereunder; (iii) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (iv) agree that the liability of Maker and any endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (v) consent to any and all extensions of time renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vi) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Maker and all others now liable for all or any part of the obligations evidenced hereby.

     11. USURY. The loan evidenced by this Note comes within the purview of 815 ILCS 205/4-1(a). Maker agrees that the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq. The proceeds of the loan evidenced by this Note will not be used for the purchase of registered equity securities within the purview of Regulation G issued by the Board of Governors of the Federal Reserve System.

     12.   MISCELLANEOUS.

          (a)   Time is of the essence hereof.

          (b) This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

          (c) Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Maker or of any lessee, operator, concessionaire or licensee of Maker in the conduct of their respective businesses, and by the execution of this Note, Maker agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liabilities that may be incurred by Lender as a result of a claim that Lender is such a partner, joint venturer, agent or associate.

          (d) This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Maker will be disbursed in Chicago, Illinois.

          (e) The obligations and liabilities of each Maker under this Note shall be joint and several and shall be binding upon and enforceable against each Maker and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

          (f) In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (g) All notices, demands and other communications hereunder to either party shall be in writing, and shall be delivered by personal delivery, by overnight courier or by United States mail, registered or certified, return receipt requested and postage prepaid. Such notices shall be deemed to have been given when actually received or when refused if personally delivered, on the day after deposit with a nationally recognized overnight courier, or on the third business day after the deposit thereof in the United States mail, if mailed, addressed as follows:

            If to the Maker:     AMCON Distributing Company
                                 10228 L Street
                                 Omaha, Nebraska 68127
                                 Attention: Ms. Kathleen M. Evans

            with a copy to:      William F. Wright
                                 1431 Stratford Court
                                 Del Mar, California  92014

            If to the Lender:    LaSalle National Bank
                                 135 South LaSalle Street
                                 Chicago, Illinois 60603
                                 Attention: Mr. Mark A. Ryle

or to either party at such other address as such party may designate for such purpose in a written notice duly given to the other party as provided for herein.

     13. OFFSET. In addition to (and not in limitation of) any rights of offset that the holder hereof may have under applicable law, upon the occurrence of any Event of Default hereunder the holder hereof shall have the right, immediately and without notice, to appropriate and apply to the payment of this Note any and all balances, escrows, deposits, accounts or moneys of the Maker then or thereafter with the holder hereof.

     14. JURY WAIVER. MAKER AND LENDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER AND LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (A) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE, THE LOAN AGREEMENT ANY OF THE OTHER LOAN DOCUMENTS, OR THE LOAN EVIDENCED OR SECURED THEREBY, OR ANY RENEWAL, EXTENSION OR MODIFICATION THEREOF, OR ANY CONDUCT OF ANY PARTY RELATING THERETO, AND (B) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

     15. JURISDICTION. MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE OR ANY OF THE LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS IN ADVANCE TO THE JURISDICTION OF SUCH COURTS. MAKER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS MAKER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, MAKER SHALL WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKER. MAKER HEREBY WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE CHOICE OF FORUM FOR MAKER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND MAKER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first written above.

                                 AMCON DISTRIBUTING COMPANY,
                                 a Delaware corporation

                                 By:    William F. Wright
                                       --------------------------
                                 Name:  William F. Wright
                                       --------------------------
                                 Title: Chairman
                                       --------------------------





                       RIDER TO NOTE (Prime or LIBOR)

     Dated as of November 10, 1997, executed by AMCON Distributing Company ("Maker") in favor of LaSalle National Bank ("Lender").

     This Rider is attached to and forms an integral part of the above-referenced Note. Capitalized terms defined in the Note and not otherwise defined in this Rider shall have the same meaning in this Rider as in the Note. Wherever possible this Rider and the Note shall be construed so as to be consistent with each other; however, if and to the extent that the terms of this Rider conflict or are inconsistent with the Note, the terms of this Rider shall prevail.

     1.1 LOAN RATE. The unpaid principal amount from time to time outstanding hereunder shall bear interest at the following rates per year:

           (a) The "PRIME-BASED RATE," which shall mean the Prime Rate (as defined below). Changes in the Loan Rate resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement for a change in the Prime Rate. "Prime Rate" means the rate per annum announced from time to time by Lender called its prime rate, which may not at any time be the lowest rate charged by the Lender; and/or

           (b) "LIBOR," which shall mean that fixed rate of interest per annum for deposits with maturity periods of one (1) month, two (2) months, three (3) months or six (6) months (which maturity period Maker shall select subject to the terms stated herein) in United States dollars offered to Lender in or through the London or another offshore interbank market, as determined by the Lender in its sole discretion, for or as of the borrowing date requested by Maker, divided by one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by Lender in its sole discretion, plus one and three quarters percent (1.75%); and or

           (c) "TREASURIES RATE," which shall mean that fixed rate of interest per annum equal to the yield on a United States Treasury Security issued as of the borrowing date requested by Maker with a maturity period of either one (1) year or five (5) years (which maturity period Maker shall select subject to the terms stated herein), plus two and one quarter percent (2.25%).

     1.2 RATE SELECTION. Maker shall select and change its selection of the interest rate as among the Prime-Based Rate, LIBOR and Treasuries Rate to apply to at least $100,000.00 and in integral multiples of $100,000.00 thereafter (or the remaining amount available hereunder) of any portion of the outstanding principal balance hereunder, subject to the requirements herein stated:

           (a)   At the time any advance is made;

           (b) At the expiration of the particular LIBOR maturity period selected for any portion of the outstanding principal balance then currently bearing interest at the LIBOR Rate;

           (c) At the expiration of the particular Treasuries Rate maturity period selected for any portion of the outstanding principal balance then currently bearing interest at the Treasuries Rate; and

           (d) At any time for any portion of the outstanding principal balance then currently bearing interest at the Prime-Based Rate.

     1.3   RATE CHANGES AND NOTIFICATIONS.

           (a)   LIBOR.

                 (i)   NOTIFICATION.    If Maker wishes to borrow funds at LIBOR
or if Maker wishes to change the Loan Rate on any portion of the outstanding principal balance hereunder, within the limits described above, from the Prime-Based Rate or Treasuries Rate to LIBOR, it shall, not less than three
(3) banking days (the "Notice Date") prior to the banking day of the Lender on which such rate is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the portion of the outstanding principal balance hereunder to which LIBOR is to apply, and, in addition, the desired LIBOR maturity period (but not to exceed the Maturity Date of this Note). Such notice shall be deemed void if the subject portion of the outstanding principal balance hereunder is bearing interest at Treasuries Rate and such Treasuries Rate maturity period will not expire on the date the desired LIBOR maturity period is to begin. If any such notification is not received before 10:00 AM Chicago time on the Notice Date, at Lender's option, the borrowing or conversion may be delayed one (1) banking day.

                 (ii) FAILURE TO NOTIFY. If Maker does not notify Lender at the expiration of a selected maturity period with respect to any principal outstanding at LIBOR, then in the absence of such notice Maker shall be deemed to have elected to have such principal accrue interest after the respective LIBOR maturity period at the Prime-Based Rate.

           (b)   TREASURIES RATE.

                 (i)   NOTIFICATION.    If Maker wishes to borrow funds at
Treasuries Rate or if Maker wishes to change the Loan Rate on any portion of the outstanding principal balance hereunder, within the limits described above, from the Prime-Based Rate or LIBOR to Treasuries Rate, it shall, not less than three (3) banking days (the "Notice Date") prior to the banking day of the Lender on which such rate is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the portion of the outstanding principal balance hereunder to which Treasuries Rate is to apply, and, in addition, the desired Treasuries Rate maturity period (but not to exceed the Maturity Date of this Note). Such notice shall be deemed void if the subject portion of the outstanding principal balance hereunder is bearing interest at LIBOR and such LIBOR maturity period will not expire on the date the desired Treasuries Rate maturity period is to begin. If any such notification is not received before 10:00 AM Chicago time on the Notice Date, at Lender's option, the borrowing or conversion may be delayed one (1) banking day.

                 (ii) FAILURE TO NOTIFY. If Maker does not notify Lender at the expiration of a selected maturity period with respect to any principal outstanding at Treasuries Rate, then in the absence of such notice Maker shall be deemed to have elected to have such principal accrue interest after the respective Treasuries Rate maturity period at the Prime-Based Rate.

           (c) PRIME-BASED RATE. If Maker wishes to borrow money at the Prime-Based Rate, it shall notify Lender on the date of borrowing or conversion; if any such notification is not received before 10:00 AM Chicago time on a banking day of the Lender, at Lender's option the borrowing or conversion may not be effected until the next banking day. If Maker does not notify Lender as to its selection of the interest rate option with respect to any new advance of principal, then in the absence of such notice Maker shall be deemed to have elected to have such advance accrue interest at the Prime-Based Rate.

     1.4 INTEREST PAYMENT DATES. Accrued interest shall be paid in respect of each portion of principal to which:

           (a) The Prime-Based Rate applies as set forth in section 2(a) of the Note; and

           (b) LIBOR applies, at the end of each respective maturity period (unless interest is payable monthly or quarterly as provided above), every three months (unless interest is payable monthly or quarterly as provided above), at maturity of this Note, and upon payment in full, whichever is earlier or more frequent; and

           (c) Treasuries Rate applies, at the end of each respective maturity period (unless interest is payable monthly or quarterly as provided above), every three months (unless interest is payable monthly or quarterly as provided above), at maturity of this Note, and upon payment in full, whichever is earlier or more frequent.

After maturity, interest shall be payable upon demand.

     1.5 ADDITIONAL PROVISIONS WITH RESPECT TO LIBOR LOANS. The selection by Maker of LIBOR and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

           (a) AVAILABILITY OF DEPOSITS AT A DETERMINABLE RATE. If, after Maker has elected to borrow or maintain any advance of LIBOR, Lender notifies Maker that:

                 (i) United States dollar deposits in the amount and for the maturity requested are not available to Lender in the London interbank market, or

                 (ii) Reasonable means do not exist for Lender to determine LIBOR for the amount and maturity requested, all as determined by the Lender in its sole discretion, then the principal subject or to be subject to LIBOR shall accrue or shall continue to accrue interest at the Prime-Based Rate.

           (b) PROHIBITION OF MAKING, MAINTAINING, OR REPAYMENT OF PRINCIPAL AT LIBOR. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to LIBOR may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime-Based Rate.

           (c) PAYMENTS OF PRINCIPAL AND INTEREST TO BE NET OF ANY TAXES OR COSTS. All payments of principal and interest shall be made net of any taxes and costs incurred by Lender resulting from having principal outstanding hereunder at LIBOR. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:

                 (i) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guidelines, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

                 (ii) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Lender with respect to principal outstanding at LIBOR (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

                 (iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

                 (iv) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by Lender to make advances or maintain principal outstanding at
LIBOR:

                        (A) As the result of any voluntary prepayment at a date other than the maturity date selected for principal outstanding at LIBOR; or

                        (B) As the result of a mandatory repayment at a date other than the maturity date selected for principal outstanding at LIBOR as a result of (1) Maker exceeding any applicable borrowing base, or (2) the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder; or

                        (C) As the result of a prohibition on making, maintaining, or repaying principal outstanding at LIBOR.

If Lender incurs any such taxes of costs, Maker, upon demand in writing specifying such taxes and costs, shall promptly pay them; save for manifest error Lender's specification shall be presumptively deemed correct. All advances made at LIBOR shall be conclusively deemed to have been funded by or on behalf of Lender in the London interbank market by the purchase of deposits corresponding in amount and maturity to the amount and interest periods selected (or deemed to have been selected) by Maker under this Note.

     2.1 PAYMENT AND PREPAYMENT. Maker may from time to time, upon at least ten (10) days' prior written notice to Lender, prepay any principal bearing interest at the Prime-Based Rate in whole or in part at any time and may prepay any principal bearing interest at LIBOR or Treasuries Rate at the end of the maturity period chosen or agreed to by Maker applicable to the advance or portion of the advance being prepaid, without premium or penalty, provided that any partial prepayment shall be in an aggregate principal amount of at least $10,000.00. Any prepayment of an amount bearing interest at LIBOR at a date other than the maturity date applicable to the advance or the portion of the advance being prepaid shall be subject to the provisions of Section 1.5. Any prepayment of an amount bearing interest at Treasuries Rate at a date other than the maturity date applicable to the advance or the portion of the advance being prepaid shall be subject to the provisions of Section 2.2. All prepayments of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid.

     2.2 YIELD MAINTENANCE PREPAYMENT PENALTY. Together with any prepayment of an amount bearing interest at Treasuries Rate at a date other than the maturity date applicable to the advance or the portion of the advance being prepaid, Maker shall pay to Lender the Yield Maintenance Prepayment Penalty. "Yield Maintenance Prepayment Penalty" shall be calculated as follows:

           (a) At the time of the prepayment, Lender shall calculate the Index Rate. The "Index Rate" shall equal the sum of (i) the yield on a United States Treasury Security issued at the time of the prepayment with the closest matching maturity date to the maturity date of the applicable portion of the principal balance hereunder being prepaid, plus (ii) 2.25%.

           (b) If the Index Rate is the same as or greater than the Treasuries Rate then currently in effect on the portion of the principal balance hereunder being prepaid, the Yield Maintenance Prepayment Penalty shall be equal to zero.

           (c) If the Index Rate is less than the Treasuries Rate then currently in effect on the portion of the Loan being prepaid, the Yield Maintenance Prepayment Penalty shall be equal to the following: (i) the portion of the principal balance being prepaid, multiplied by (y) the difference between the Treasuries Rate then currently in effect on the portion of the principal balance being prepaid, and (z) the Index Rate, then (ii) divide the amount calculated in clause (i) by 12, then (iii) multiply the amount calculated in clause (ii) by the number of months (whether full or partial months) remaining from the date of prepayment until the maturity date of the applicable portion of the principal balance hereunder being prepaid.


                                 AMCON DISTRIBUTING COMPANY,
                                 a Delaware corporation

                                 By:    William F. Wright
                                       --------------------------
                                 Name:  William F. Wright
                                       --------------------------
                                 Title: Chairman
                                       --------------------------